UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

August 4, 2010

URGENT- YOUR RESPONSE IS NEEDED

Dear Valued Shareholder:

Your opportunity to vote on the important changes to your Allianz CCM Mid-Cap Fund is only a few days away, and it is critical that we hear from you. That’s why we’re asking you to exercise your rights as a shareholder and vote your proxy.

If you have voted already, thank you for your time.

The proxy package you recently received outlines the proposed changes that, pending the approval of thousands of shareholders like you, will result in the reorganization of the Allianz CCM Mid-Cap Fund into a corresponding Managers Cadence Fund. The Board of Trustees of Allianz Funds approved the reorganization for each existing Fund and recommends that you vote to approve your existing Fund’s reorganization.

Once you have made a decision, the voting process takes only a few moments.

To vote please call us at 1-800-591-6309 between the hours of 9:00 a.m. to 11:00 p.m., Monday through Friday or Saturday 10:00 a.m. to 6:00 p.m.

Your prompt response is greatly appreciated and will eliminate the need for future communications on this topic.

Sincerely,

Blake Moore
President & Chief Executive Officer

August 4, 2010

URGENT- YOUR RESPONSE IS NEEDED

Dear Valued Shareholder:

Your opportunity to vote on the important changes to your Allianz CCM Emerging Companies Fund is only a few days away, and it is critical that we hear from you. That’s why we’re asking you to exercise your rights as a shareholder and vote your proxy.

If you have voted already, thank you for your time.

The proxy package you recently received outlines the proposed changes that, pending the approval of thousands of shareholders like you, will result in the reorganization of the Allianz CCM Emerging Companies Fund into a corresponding Managers Cadence Fund. The Board of Trustees of Allianz Funds approved the reorganization for each existing Fund and recommends that you vote to approve your existing Fund’s reorganization.

Once you have made a decision, the voting process takes only a few moments.

To vote please call us at 1-800-591-6309 between the hours of 9:00 a.m. to 11:00 p.m., Monday through Friday or Saturday 10:00 a.m. to 6:00 p.m.

Your prompt response is greatly appreciated and will eliminate the need for future communications on this topic.

Sincerely,

Blake Moore
President & Chief Executive Officer

August 4, 2010

URGENT- YOUR RESPONSE IS NEEDED

Dear Valued Shareholder:

Your opportunity to vote on the important changes to your Allianz CCM Capital Appreciation Fund is only a few days away, and it is critical that we hear from you. That’s why we’re asking you to exercise your rights as a shareholder and vote your proxy.

If you have voted already, thank you for your time.

The proxy package you recently received outlines the proposed changes that, pending the approval of thousands of shareholders like you, will result in the reorganization of the Allianz CCM Capital Appreciation Fund into a corresponding Managers Cadence Fund. The Board of Trustees of Allianz Funds approved the reorganization for each existing Fund and recommends that you vote to approve your existing Fund’s reorganization.

Once you have made a decision, the voting process takes only a few moments.

To vote please call us at 1-800-591-6309 between the hours of 9:00 a.m. to 11:00 p.m., Monday through Friday or Saturday 10:00 a.m. to 6:00 p.m.

Your prompt response is greatly appreciated and will eliminate the need for future communications on this topic.

Sincerely,

Blake Moore
President & Chief Executive Officer